UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

PennyMac Mortgage Investment Trust

 (Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 13, 2017, PennyMac Mortgage Investment Trust (the “Company”), through its wholly-owned subsidiary, PennyMac Corp. (“PMC”), executed a Temporary Increase Letter (the “Temporary Increase”) in connection with that certain Master Repurchase Agreement, dated as of August 18, 2017, by and among Deutsche Bank AG, Cayman Islands Branch (“Deutsche Bank”) and PMC (the “Repurchase Agreement”), pursuant to which PMC may sell to Deutsche Bank, and later repurchase, newly originated mortgage loans in an aggregate principal amount of up to $500 million. The Repurchase Agreement is set to expire on August 18, 2019, unless terminated earlier in accordance with its terms. The obligations of PMC under the Repurchase Agreement are fully guaranteed by the Company and the mortgage loans are serviced by PennyMac Loan Services, LLC, a subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI), pursuant to the terms of the Repurchase Agreement.

Pursuant to the terms of the Temporary Increase, the maximum aggregate principal amount provided for thereunder was temporarily increased from $500 million to $540 million. The period for the Temporary Increase commenced on December 13, 2017 and will expire on December 20, 2017. Upon the expiration of the Temporary Increase, the maximum aggregate principal amount will revert back to $500 million. All other terms and conditions of the Repurchase Agreement and the related guaranty remain the same in all material respects. The Company, through PMC, is required to pay Deutsche Bank certain administrative costs and expenses in connection with the structuring of the Temporary Increase.

The foregoing descriptions of the Repurchase Agreement and the related guaranty by the Company do not purport to be complete and are qualified in their entirety by reference to (i) the descriptions of the Repurchase Agreement and the related guaranty in the Company’s Current Report on Form 8-K as filed on August 24, 2017; (ii) the full text of the Repurchase Agreement and the related guaranty attached thereto as Exhibits 10.1 and 10.2, respectively; and (iii) any amendments to the Repurchase Agreement filed thereafter.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: December 14, 2017	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer